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                                 EXHIBIT 23(a)

                   CONSENT OF BARLEY, SNYDER, SENFT & COHEN
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     We hereby consent to the use in this registration statement of the opinion filed as Exhibit 5 hereto and to the references to this firm under the caption "Legal Matters" in the related prospectus.



Lancaster, Pennsylvania            BARLEY, SNYDER, SENFT & COHEN


December 22, 1995                  By: /s/ Paul G. Mattaini
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                                      Paul G. Mattaini, Esquire